QuickLinks -- Click here to rapidly navigate through this document

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
UNIVISION COMMUNICATIONS INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

UNIVISION COMMUNICATIONS INC.
1999 Avenue of the Stars, Suite 3050
Los Angeles, California 90067

Dear Stockholder:

        We cordially invite you to attend our Annual Meeting of Stockholders at the Hotel Bel-Air, Garden Room, 701 Stone Canyon Road, Los Angeles, California on Wednesday, May 22, 2002, at 10:00 A.M.

        At the meeting, we will ask you to: (1) elect six Class A/P Directors, each for a term of one year, and (2) adopt a Restated Certificate of Incorporation. We will also be available to answer your questions. The attached proxy statement contains information about these matters.

        We would like you to attend. HOWEVER, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED. Accordingly, please sign, date and return the enclosed proxy card that will indicate your vote. If you do attend the meeting and desire to vote in person, you may do so by withdrawing your proxy at that time.

        We look forward to seeing you on May 22, 2002.

Sincerely,
A. Jerrold Perenchio Chairman of the Board
April 8, 2002

UNIVISION COMMUNICATIONS INC.
1999 Avenue of the Stars, Suite 3050
Los Angeles, California

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
May 22, 2002

        The meeting of Stockholders of Univision Communications Inc. will be held on Wednesday, May 22, 2002, at 10:00 A.M. at the Hotel Bel-Air, Garden Room, 701 Stone Canyon Road, Los Angeles, California in order to:

  (1)
  Elect six Class A/P Directors (who will be elected by the holders of the Class A Common Stock and Class P Common Stock);

  (2)
  Adopt a Restated Certificate of Incorporation; and

  (3)
  Transact such other business that may properly come before the meeting.

        In addition, the holders of the Class T Common Stock will elect one Class T Director and one Class T Alternate Director, and the holders of the Class V Common Stock will elect one Class V Director and one Class V Alternate Director.

        Stockholders of record at the close of business on March 25, 2002 are entitled to vote at the meeting and at any adjournment.

        Please sign, date and mail the proxy card promptly in the enclosed envelope so that your shares of stock may be represented and voted at the meeting.

By Order of the Board of Directors,
Robert V. Cahill Corporate Secretary
April 8, 2002

UNIVISION COMMUNICATIONS INC.
1999 Avenue of the Stars, Suite 3050
Los Angeles, California

PROXY STATEMENT

GENERAL

        Our Board of Directors is furnishing this proxy statement to the holders (together, the "Class A/P Stockholders") of Class A Common Stock and Class P Common Stock (together, the "Class A/P Stock") in connection with the solicitation of proxies for use at our Annual Meeting of Stockholders to be held on Wednesday, May 22, 2002, at 10:00 A.M. and at any adjournment. The meeting will be held at the Hotel Bel-Air, Garden Room, 701 Stone Canyon Road, Los Angeles, California.

        Stockholders of record at the close of business on March 25, 2002 are entitled to notice of, and to vote at, the meeting. On March 25, 2002 the outstanding voting securities consisted of:

        153,964,437 shares of Class A Common Stock,

        37,462,390 shares of Class P Common Stock,

        13,593,034 shares of Class T Common Stock, and

        17,837,164 shares of Class V Common Stock.

        We will vote the shares represented by a properly signed proxy that we receive before or at the meeting in accordance with the specifications made on the proxy. Proxies that we receive with no specification will be voted: (1) for the election of the six nominees for Class A/P Director named below; (2) for the adoption of the Restated Certificate of Incorporation; and (3) according to the best judgment of the proxyholder in regard to any other matter that properly comes before the meeting.

        Any stockholder may revoke his or her proxy at any time before it is voted at the meeting by giving written notice of such revocation to the Secretary at our principal executive offices, located at 1999 Avenue of the Stars, Suite 3050, Los Angeles, California 90067, telephone (310) 556-7676. A stockholder may also give notice by filing a properly executed proxy bearing a later date or by voting in person.

        Univision will pay the cost of this proxy solicitation. Brokers and nominees should forward soliciting materials to the beneficial owners of the Class A Common Stock held of record by such brokers and nominees. We will reimburse such persons for their reasonable forwarding expenses. In addition to the use of the mails, our directors, officers and regular employees may solicit proxies, but will not be paid for their solicitation.

        This proxy statement, proxy card and Notice of Annual Meeting of Stockholders are being mailed to stockholders on or about April 8, 2002.

VOTING POWER

        The holders of the Class A Common Stock, Class T Common Stock, and Class V Common Stock have one vote per share on all matters on which they are entitled to vote. The holders of the Class P Common Stock have 10 votes per share on all matters on which they are entitled to vote,1 meaning that, as of March 15, 2002, they had approximately 67% of the total voting power of the common stock, assuming no exercise of options or warrants. Thus, the holders of Class P Common Stock will have sufficient votes to control each matter they vote on at the meeting.

VOTES REQUIRED

        The six nominees for directors receiving the most votes cast by the Class A/P Stockholders will be elected as "Class A/P Directors." In addition, either by voting at the meeting or by written consent, the holders of the Class T Common Stock will elect one director and one alternate director (the "Class T Director" and "Class T Alternate Director"), and the holders of the Class V Common Stock will elect one director and one alternate director (the "Class V Director" and "Class V Alternate Director").

        In addition to the vote of a majority of the voting interests of the Class T Common Stock and the vote of a majority of the voting interests of the Class V Common Stock, the affirmative vote of a majority of the voting interests of all shares of our capital stock, voting as a single class, present in person or by proxy at the meeting, is required to adopt the Restated Certificate of Incorporation.

Quorum

        Holders of a majority of the voting interests of our Class A/P Stock, present in person or by proxy, will constitute a quorum for the holding of a meeting of the Class A/P Stockholders for the purpose of electing the six Class A/P Directors. Holders of a majority of the voting interests of each of the Class T Common Stock and Class V Common Stock, as the case may be, present in person or by proxy, will constitute a quorum for the holding of a meeting of stockholders of such classes for the purpose of electing the director and alternate director for each such class and adopting the Restated Certificate of Incorporation. Holders of a majority of the voting interests of all shares of our capital stock will constitute a quorum for the holding of a meeting to adopt the Restated Certificate of Incorporation.

Counting of Votes

        Our inspector of elections will count all votes cast in person, by proxy or by written consent at the meeting. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum, and will be treated as votes cast against a proposal. Under Delaware law, if a broker or nominee indicates on its proxy that it does not have discretionary authority to vote on a particular matter as to certain shares, those shares will be counted for general quorum purposes but will not be counted in determining the number of shares necessary for approval.

(1)
If A. Jerrold Perenchio is incapacitated (defined as Mr. Perenchio being subject to a conservatorship of the estate under applicable state law) at the time of the meeting or if Mr. Perenchio and any of his permitted transferees own less than 26,486,084 shares of Class P Common Stock, the holders of the Class P Common Stock will have one vote per share.

BOARD OF DIRECTORS
Election of Directors

        Our six nominees proposed for election as Class A/P Directors by the Class A/P Stockholders are A. Jerrold Perenchio, Harold Gaba, Alan F. Horn, John G. Perenchio, Ray Rodriguez and Juan Villalonga. The nominees proposed for election as a Class T Director and Class T Alternate Director by the holders of Class T Common Stock are Emilio Azcárraga Jean and Alfonso de Angoitia, respectively. The nominees proposed for election as a Class V Director and Class V Alternate Director by the holders of Class V Common Stock are Alejandro Rivera and Victor M. Ferreres, respectively. All of the nominees for director and alternate director, except for Victor M. Ferreres, are currently serving as a director and alternate director, respectively. Mr. Carlos E. Cisneros, the Class V Alternate Director since 2000, has notified the Board that he will not stand for re-election. Each director and alternate director will serve until the next meeting of stockholders and until his successor is qualified and elected or until the earlier of his death, resignation or removal.

        An alternate director may act in the place of the director for whom he is an alternate if the director is absent from a Board meeting. While so acting, the alternate director has all of the rights, duties, privileges and powers of the director for whom he is acting as an alternate (including the right to vote at such meeting) and is counted in determining whether a quorum is present. Except when acting as an alternate, no alternate director is entitled to vote at a Board meeting and is not counted as a member of our Board in determining a quorum. At present, the Class A/P Directors do not intend to nominate any alternate Class A/P Director nominees for election by the Class A/P Stockholders.

        Each nominee is willing to serve if elected, but if any Class A/P Director nominee becomes unable to serve, your proxies will be voted for the election of such other person or persons as the Class A/P Directors select.

Nominees for Election as Class A/P Directors

        Information about our six nominees for election to our Board to represent the Class A/P Stockholders is provided below.

        A. JERROLD PERENCHIO

        Director since 1992

        Mr. A. Jerrold Perenchio, age 71, has been Chairman of the Board and Chief Executive Officer of Univision since December 1992. From December 1992 through January 1997, he was also Univision's President. Mr. Perenchio has owned and been active in Chartwell Partners LLC (an investment firm that is active in the media and communications industry) since it was formed in 1983. A. Jerrold Perenchio is John G. Perenchio's father.

        HAROLD GABA

        Director since 1996

        Mr. Gaba, age 56, has been President and Chief Executive Officer of ACT III Communications Holdings, L.P. (a multi-media communications company with interests in theatrical exhibition, television and motion picture production, and broadcasting) since August 1990. From 1992 through 1997, he served as Chief Executive Officer and a director of ACT III Theatres, Inc., and from November 1992 through January 1996, he also served as Chief Executive Officer and a director of Act III Broadcasting, Inc. Since September 1999, Mr. Gaba has also served as Chairman of the Board of Concord Records, Inc. (a majority owned subsidiary of Act III Communications Inc.).

        ALAN F. HORN

        Director since 1992

        Mr. Horn, age 59, has been President and Chief Operating Officer of Warner Bros. since October 1999. Mr. Horn was Chairman and Chief Executive Officer of Castle Rock Entertainment from

January 1994 until October 1999. Mr. Horn was a member of the Executive Committee and the Planning Committee of Turner Broadcasting Systems, Inc. from January 1994 to December 1996.

        JOHN G. PERENCHIO

        Director since 1992

        Mr. John G. Perenchio, age 46, has been an executive at Chartwell Partners LLC and Vice President of Malibu Bay Company (a real estate development and management company) since 1990. Since August 1997, Mr. Perenchio has been President of Ultimatum Music, LLC (a record and music publishing company). John G. Perenchio is the son of A. Jerrold Perenchio.

        RAY RODRIGUEZ

        Director since 1996

        Mr. Rodriguez, age 51, has been President and Chief Operating Officer of the Univision Network since December 1992. Also, since August 2001, Mr. Rodriguez has been President and Chief Operating Officer of the TeleFutura Network and of the Galavision Network.

        JUAN VILLALONGA

        Director since 2001

        Mr. Villalonga, age 48, served as the Chairman and Chief Executive Officer of Telefónica, S.A. (a Spanish telecom operator) from June 1996 through July 2000. Since July 2000, Mr. Villalonga has been a private investor.

        The Board recommends a vote FOR the election as Class A/P Directors of the nominees listed above.

Nominees for Election as Class T and Class V Directors and Alternate Directors

        The holders of Class T Common Stock are entitled to elect one Class T Director and one Class T Alternate Director at the meeting. The holders of Class V Common Stock are entitled to elect one Class V Director and one Class V Alternate Director at the meeting.

        The following individuals have been nominated for election as directors or as alternate directors to represent the holders of Class T Common Stock and the holders of Class V Common Stock. This information is being provided to Class A/P Stockholders for informational purposes only, as they are not entitled to vote for the Class T Director, Class V Director or their alternates.

        EMILIO AZCÁRRAGA JEAN

        Class T Director since 2002

        Mr. Azcárraga, age 34, has served as the President, Chief Executive Officer and Chairman of the Board of Directors of Televisa since March 1997. Mr. Azcárraga has been a member of the Board of Televisa since December 1990. In January 2002, he became a director of Univision and was elected as the Vice Chairman of the Board of Univision.

        ALFONSO DE ANGOITIA

        Class T Alternate Director since 1998

        Mr. Angoitia, age 40, has been Chief Financial Officer and Executive Vice President of Televisa since May 2000 and has been a member of the Board of Directors of Televisa since April 2000. Since 1998, Mr. Angoitia has been Secretary of the Board of Directors and of the Executive Committee of Televisa. Mr. Angoitia has also been a partner of Mijares, Angoitia, Cortes y Fuentes (a law firm in Mexico) for the last seven years, although he is currently on a leave of absence from such position.

        ALEJANDRO RIVERA

        Class V Director since 2000

        Mr. Rivera, age 58, has served in executive positions with companies in the Cisneros Group since 1976. Since May 1988, Mr. Rivera has been the Managing Director and Vice President of Venevision International LLC (f/k/a Venevision International, Inc.), and since September 1996 has also been the Director and President of Venevision International Corporation. Mr. Rivera is a member of the Board of Directors of Pueblo Xtra International, Inc. Mr. Rivera was the Class V Alternate Director from 1996 until his election as the Class V Director in 2000.

        VICTOR M. FERRERES

        Nominee for Class V Alternate Director

        Mr. Ferreres, age 43, has been the President of the Venevision network and station group of Corporacion Venezolana de Television, C.A. (VENEVISION) since January 2001. From July 1998 to December 2000, Mr. Ferreres was the President of Galaxy Entertainment de Venezuela, C. A. (DirecTV Latin America) and Satelites de Puerto Rico (DirecTV Latin America). From January 1996 to July 1998, he was General Manager of Galaxy Entertainment de Venezuela, C. A. (DirecTV Latin America).

Directors' Compensation

        Each non-employee director who owns less than 5% of Univision's capital stock and who is not affiliated with A. Jerrold Perenchio, Televisa or Venevision is paid $50,000 for each year of service.

Board of Directors Meetings

        The Board held 6 meetings during 2001. Each director attended more than 75% of the aggregate number of Board meetings and Committee meetings on which he served in 2001.

Board Committees

        We have an audit committee and a compensation committee but do not have a nominating committee.

Audit Committee

        Univision's Audit Committee, currently comprised of Messrs. Gaba, Horn and Rivera, makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the plans and results of such audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of our internal accounting controls. The Audit Committee met 5 times in 2001. See "Audit Committee Report."

Compensation Committee

        Univision's Compensation Committee, currently comprised of Messrs. Gaba, Horn, and Rivera, makes recommendations to the Board concerning compensation of our executive officers and administers the 1996 Performance Award Plan. The Compensation Committee met 2 times in 2001. See "Compensation Committee Report on Executive Compensation."

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

        The following table sets forth certain information regarding beneficial ownership of Univision's voting securities as of March 15, 2002 by (1) each person who we know beneficially owns 5% or more of the outstanding shares of any class of Univision's voting securities, (2) each director and nominee and the Named Executive Officers (as defined in the "Summary Table of Executive Compensation" section below), and (3) all directors and executive officers as a group. Except as indicated in the footnotes to the table, each person named in the table has sole voting and investment power with respect to all shares of securities shown as beneficially owned by them, subject to community property laws where applicable.

        Please see the footnotes below for the disclosure required by the Securities Exchange Act of 1934, as amended, for each of the parties listed below. Because the Class P, Class T and Class V Common Stock can be converted to Class A Common Stock at any time, we are presenting the information below based on such conversions. We obtained the information presented below for stockholders other than officers, directors and nominees from Schedule 13Gs and amendments thereto, which reflect beneficial ownership, unless stated otherwise, as of December 31, 2001.

Name and Address(a)	Title of Class	Number of Shares of Class A Common Stock Beneficially Owned (b)(c)		Percent of Class A Common Stock Beneficially Owned (c)	Percent of Class A Common Stock Beneficially Owned Assuming Warrants are Exercised (n)
A. Jerrold Perenchio	Class A and Class P Common Stock	37,687,384	(d)	17.1%	14.5%
Televisa Av. Vasco de Quiroga No. 2000, Edificio A, Piso 4 Colonia Santa Fe 01210, Mexico, DF	Class A and Class T Common Stock	24,187,534	(e)	11.0%	12.8%
Venevision c/o Finser Corporation 550 Biltmore Way, Suite 900 Coral Gables, Florida 33134	Class V Common Stock	17,837,164	(e)(f)	8.1%	18.5%
FMR Corp. 82 Devonshire Street Boston, Massachusetts 02109	Class A Common Stock	10,659,708	(g)	4.8%	4.1%
Janus Capital Corporation 100 Fillmore Street Denver, Colorado 80206-4923	Class A Common Stock	13,931,559	(h)	6.3%	5.4%
Putnam Investments, LLC One Post Office Square Boston, Massachusetts 02109	Class A Common Stock	14,543,279	(i)	6.6%	5.6%
Prudential Financial, Inc. 751 Broad Street Newark, New Jersey 07102-3777	Class A Common Stock	7,578,577	(j)	3.4%	2.9%
George W. Blank	Class A Common Stock	879,100	(k)	*	*
Robert V. Cahill	Class A Common Stock	990,500	(k)(l)	*	*
Harold Gaba	Class A Common Stock	236,000	(k)	*	*
Andrew W. Hobson	Class A Common Stock	866,208	(k)	*	*
Alan F. Horn	Class A Common Stock	310,000	(k)	*	*

C. Douglas Kranwinkle	Class A Common Stock	30,000	(k)	*	*
John G. Perenchio	Class A Common Stock	580,350	(l)	*	*
Ray Rodriguez	Class A Common Stock	650,700	(k)	*	*
Juan Villalonga	N/A	0		*	*
Alejandro Rivera c/o Finser Corporation 550 Biltmore Way, Suite 900 Coral Gables, Florida 33134	Class A Common Stock	195,000	(k)	*	*
Emilio Azcárraga Jean c/o Grupo Televisa Av. Vasco de Quiroga No. 2000, Edificio A, Piso 4 Colonia Santa Fe 01210, Mexico, DF	N/A	0	(m)	*	*
Alfonso de Angoitia c/o Grupo Televisa Av. Vasco de Quiroga No. 2000, Edificio A, Piso 4 Colonia Santa Fe 01210, Mexico, DF	N/A	0		*	*
Carlos Cisneros c/o Cisneros Television Group 404 Washington Ave, Penthouse Fl. Miami Beach, Florida 33139	Class A Common Stock	2,500	(k)	*	*
Victor M. Ferreres Final Avenida La Salle Venevision Los Cabos Caracas, Venezuela	N/A	0		*	*
All directors and executive officers as a group (14 persons)	Class A, Class P, Class T and Class V Common Stock	42,427,742	(e)(f)	18.8%	16.0%

(a)
Unless otherwise indicated, the address of each executive officer, director and nominee is 1999 Avenue of the Stars, Suite 3050, Los Angeles, California 90067.

(b)
Each of A. Jerrold Perenchio and his affiliates, Grupo Televisa S.A. and its affiliates ("Televisa"), and Venevision Investments LLC and its affiliates ("Venevision") beneficially owns 100% of their respective classes.

(c)
Assumes that the Class P, Class T and Class V Common Stock outstanding are converted into Class A Common Stock on a share for share basis since this may be done at any time in accordance with their respective terms. Excludes the shares issuable upon exercise of the 39,239,700 warrants that are outstanding (see footnote (e) below). Also, excludes the 6,000,000 shares of Class A Common Stock and 100,000 warrants to purchase Class A Common Stock to be issued as part of the acquisition of the Fonovisa Music Group. See "Certain Relationships and Related Transactions."

(d)
Such shares are owned by A. Jerrold Perenchio or his affiliates. Includes 885,740 shares of Class P Common Stock beneficially owned by Margaret Perenchio, Mr. Perenchio's wife. Mr. Perenchio has the sole power to vote such shares pursuant to a proxy, but Mrs. Perenchio has sole power to dispose of or direct the disposition of such shares. Also includes 224,994 shares of Class A Common Stock owned by Mr. Perenchio.

(e)
Excludes 9,002,000 shares of Class A Common Stock or Class T Common Stock and 30,237,700 shares of Class A Common Stock or Class V Common Stock issuable upon exercise of warrants held by Televisa and Venevision, respectively.

(f)
A trust principally for the benefit of the family of Gustavo Cisneros and a trust principally for the benefit of the family of Ricardo Cisneros each owns a 50% indirect beneficial ownership interest in the equity of Venevision, which owns these shares. These trusts have shared voting and dispositive powers over these shares. Messrs. Gustavo and Ricardo Cisneros disclaim beneficial ownership of such shares.

(g)
Based on a report on Schedule 13G dated February 14, 2002, FMR Corp. and/or its affiliates had sole voting over 276,848 of such shares and sole dispositive power over all such shares. Based on such Schedule 13G, FMR Corp. owned 7.6% of the Class A Common Stock outstanding as of December 31, 2001.

(h)
Based on a report on Schedule 13G/A dated February 11, 2002, Janus Capital Corporation and/or its affiliates had sole voting and sole dispositive power over all such shares. Based on such Schedule 13G/A, Janus Capital Corporation owned 9.9% of the Class A Common Stock outstanding as of December 31, 2001.

(i)
Based on a report on Schedule 13G/A dated February 15, 2002, Putnam Investments, LLC and/or its affiliates had shared voting power over 882,990 of such shares and shared dispositive power over all such shares. Based on such Schedule 13G/A, Putnam Investments, LLC owned 10.3% of the Class A Common Stock outstanding as of December 31, 2001.

(j)
Based on a report on Schedule 13G/A dated February 14, 2002, Prudential Financial, Inc. had sole voting and sole dispositive power over 494,450 of such shares, shared voting power over 6,619,527 of such shares, and shared dispositive power over 7,084,127 of such shares. Based on such Schedule 13G/A, Prudential Financial, Inc. owned 5.4% of the Class A Common Stock outstanding as of December 31, 2001.

(k)
The following persons hold employee or director stock options granted by Univision that are fully exercisable or will vest and become exercisable on or before May 14, 2002: Mr. Blank—832,500; Mr. Cahill—312,500; Mr. Cisneros—2,500; Mr. Gaba—110,000; Mr. Hobson—862,500; Mr. Horn—110,000; Mr. Kranwinkle—30,000; Mr. Rodriguez—650,000; and Mr. Rivera—195,000.

(l)
The following persons hold fully exercisable employee stock options to purchase shares of Class A Common Stock granted by one of Mr. A. Jerrold Perenchio's wholly-owned companies for services to that company: Mr. Cahill—668,000 and Mr. J. Perenchio—568,000.

(m)
Mr. Azcárraga, directly or indirectly, controls over 50% of the voting equity of Televisa and its subsidiaries that hold Univision securities. Televisa has sole voting and dispositive powers over such Univision securities. Mr. Azcárraga disclaims beneficial ownership of such Univision securities (and any securities into which such securities may be converted or for which they may be exchanged), except to the extent of his pecuniary interest therein.

(n)
Assumes that the Class P, Class T and Class V Common Stock outstanding are converted into Class A Common Stock on a share for share basis since this may be done at any time in accordance with their respective terms. The warrants to purchase Class A, Class T or Class V Common Stock are subject to certain exercise restrictions as they may be exercised by the holder only if the aggregate shares owned by Televisa, Venevision and all non-U.S. aliens represent no more than 25% of the outstanding stock. See "Certain Relationships and Related Transactions—Warrants."

*
Represents less than one percent.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION*

        The Compensation Committee currently consists of Messrs. Gaba, Horn and Rivera, none of whom is a Univision employee. The Compensation Committee is responsible for making recommendations to the Board concerning the compensation levels of our executive officers. The Compensation Committee also administers the 1996 Performance Award Plan, as amended, and determines awards to be made under such plan to officers and to other eligible individuals.

        Based on competitive data presented to the Compensation Committee from peer company analyses and pay surveys of generally comparable companies, the Compensation Committee believes that total compensation for each of Univision's named executive officers, other than the Chief Executive Officer who receives no compensation, is in the median to seventy-fifth percentile range.

Base Salary

        Mr. Perenchio, our Chairman, established basic compensation paid to our executives during 2001. The basic compensation of the executive officers other than Messrs. Perenchio and Cahill is set forth in employment agreements whose terms extend to 2004. See also "Employment Agreements and Arrangements." Mr. Perenchio serves as Chief Executive Officer without remuneration. See also "Certain Relationships and Related Transactions-Reimbursement Arrangements" for a description of reimbursements by Univision of salaries and services of Mr. Cahill and others provided by another company wholly-owned by Mr. Perenchio.

Bonus Compensation

        In light of economic conditions affecting the Company's businesses during the year and based upon management's recommendation, the Compensation Committee approved no cash bonuses for 2001.

Equity-Based Compensation

        The Compensation Committee believes in linking long-term incentives to an increase in stock value. Accordingly, it awards stock options at the fair market value on the date of grant that vest and become exercisable over time thus encouraging employees to continue to use their best professional skills and to remain in Univision's employ. Options issued during Univision's initial public offering in September 1996 vested and became exercisable in two years. Substantially all other options are exercisable in annual 25% increments over a four-year period.

        When considering the grant of stock options, the Compensation Committee considers the optionee's responsibilities, his or her performance during the prior year, his or her expected future contribution to Univision's performance, competitive data on grant values at comparable companies, and the recommendation of Mr. Perenchio and other senior executives.

The Deductibility of Executive Compensation

        Section 162(m) of the Internal Revenue Code limits the deductibility by Univision of cash compensation in excess of $1 million paid to the Chief Executive Officer and the four highest compensated executive officers during any taxable year, unless such compensation meets certain requirements. We believe the 1996 Performance Award Plan, as amended, complies with the rules under Section 162(m) for treatment as performance-based compensation, allowing us to fully deduct compensation paid to executives under the plan.

The Compensation Committee
Alan F. Horn, Chair
Harold Gaba
Alejandro Rivera

*
This section of the proxy statement is not incorporated by reference by any general statement incorporating by reference this proxy statement into any of our filings pursuant to the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate this section by reference therein, and shall not be deemed soliciting material or otherwise deemed filed under either such Acts.

AUDIT COMMITTEE REPORT*

        Our Audit Committee is composed of three independent directors and operates under a written charter adopted by the Board and last amended February 16, 2000. The members of the Audit Committee are Messrs. Gaba, Horn and Rivera. The Audit Committee recommends to the Board, subject to stockholder ratification, the selection of our independent accountants.

        Management is responsible for Univision's internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

        In this context, the Audit Committee has met and held discussions with management and the independent accountants. Management advised the Audit Committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles and reviewed significant accounting issues with the Audit Committee, and the Audit Committee has reviewed and discussed all the consolidated financial statements with management and the independent accountants before their issuance. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

        Our independent accountants also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants that firm's independence, including a review of audit and non-audit fees.

        Based upon the Audit Committee's discussions with management and the independent accountants and the Audit Committee's review of the representation of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board include the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2001, which is filed with the Securities and Exchange Commission.

        We are also required to include in our Annual Report on Form 10-K for the year ended December 31, 2001 the audited financial statements of Entravision Communications Corporation ("Entravision"). We own approximately 31% of Entravision's outstanding capital stock. Entravision's financial statements are audited by McGladrey & Pullen, LLP. Neither of our two representatives on Entravision's board of directors is a member of Entravision's audit committee. Neither the Board nor our Audit Committee monitors or oversees Entravision's internal controls, financial reporting process or the audit of its financial statements by its independent accountants.

The Audit Committee
Harold Gaba, Chair
Alan F. Horn
Alejandro Rivera

*
This section of the proxy statement is not incorporated by reference by any general statement incorporating by reference this proxy statement into any of our filings pursuant to the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate this section by reference therein, and shall not be deemed soliciting material or otherwise deemed filed under either such Acts.

SUMMARY TABLE OF EXECUTIVE COMPENSATION

        The following table shows the compensation we paid or accrued during 1999, 2000 and 2001 to each of our executive officers (collectively, the "Named Executive Officers").

		Annual Compensation			Long-Term Compensation
Name and Principal Position	Year	Salary ($)	Cash Bonuses ($)	Other Annual Compensation ($)	Options Granted (#)	All Other Compensation ($)(b)
A. Jerrold Perenchio(a) Chairman of the Board and Chief Executive Officer	2001 2000 1999	None None None	None None None	None None None	None None None	None None None
George W. Blank Executive Vice President and Chief Financial Officer	2001 2000 1999	600,000 600,000 550,000	None 600,000 600,000	None None None	150,000 150,000 150,000	10,200 10,200 9,600
Robert V. Cahill(c) Vice Chairman and Corporate Secretary	2001 2000 1999	600,000 500,000 500,000	None 600,000 600,000	None None None	150,000 150,000 150,000	None None None
Andrew W. Hobson Executive Vice President	2001 2000 1999	600,000 600,000 550,000	None 600,000 600,000	None None None	150,000 150,000 150,000	10,200 10,200 9,600
C. Douglas Kranwinkle(d) Executive Vice President and General Counsel	2001 2000	600,000 200,000	None None	None None	150,000 120,000	10,200 None
Ray Rodriguez President and Chief Operating Officer of the Univision, TeleFutura and Galavision Networks	2001 2000 1999	800,000 700,000 650,000	None 750,000 750,000	None None None	200,000 200,000 200,000	10,200 10,200 9,600

(a)
Mr. Perenchio's services were provided pursuant to the informal arrangement described in "Employment Agreements and Arrangements." Mr. Perenchio was not compensated for his services in any employment capacity with Univision during the past five years except from January 1997 through March 1997.

(b)
Matching contribution pursuant to 401(k) Plan. See "401(k) Savings and Thrift Plan."

(c)
The services of Mr. Cahill in 1999, 2000 and 2001 were provided by Mr. Perenchio pursuant to the informal arrangement among Mr. Perenchio, Televisa and Venevision described in "Employment Agreements and Arrangements."

(d)
Mr. Kranwinkle joined Univision on September 1, 2000.

EMPLOYMENT AGREEMENTS AND ARRANGEMENTS

        On December 17, 2001, Messrs. Blank, Hobson, Kranwinkle and Rodriguez entered into amended employment agreements with us that extended the date of expiration of such agreements to December 31, 2004. Also, on November 14, 2001, they each voluntarily entered into amended employment agreements, which reduced by 10% their 2002 base salaries. Consequently, their base salaries for the next three years will be as follows: for Messrs. Blank, Hobson and Kranwinkle $540,000 in 2002 and $600,000 in 2003 and 2004 and for Mr. Rodriguez $720,000 in 2002 and $800,000 in 2003 and 2004.

        In addition, based upon an annual review of each individual's performance and our results of operations and our prospects, we may grant Messrs. Blank, Hobson, Kranwinkle and Rodriguez bonuses. Mr. Kranwinkle also received a one-time nonstatutory stock option to purchase 100,000 shares of Class A Common Stock upon the commencement of his employment on September 1, 2000.

        The employment agreements for Messrs. Blank, Hobson, Kranwinkle, and Rodriguez may be terminated for cause, upon death or disability or without cause. If terminated without cause, the employee will, subject to certain conditions regarding confidentiality, trade secrets and competitive activities, be entitled to receive his base salary for the remainder of his employment agreement.

        Pursuant to an informal arrangement among Mr. Perenchio, Televisa and Venevision, the services of Messrs. Cahill and Perenchio were provided by Mr. Perenchio in 1999, 2000 and 2001. Mr. Perenchio paid Mr. Cahill a salary of $500,000 for each of 1999 and 2000 and $600,000 in 2001 for services as a Univision executive officer and one-half was charged to us. In addition, we paid to Mr. Cahill a bonus of $600,000 for each of 1999 and 2000 and no bonus for 2001. Mr. Cahill has agreed to reduce his salary by 10% for 2002 to $540,000, one-half of which will be charged to us. Mr. Perenchio serves as Chairman of the Board and Chief Executive Officer without compensation.

401(k) Savings and Thrift Plan

        We have a retirement savings plan covering all eligible employees who have completed one year of service. The 401(k) Plan allows each employee to defer up to 15% of the total eligible compensation that would otherwise be paid to the employee, which deferral in 2001 could not exceed $10,500. Employee contributions are invested in selected mutual funds and a unitized fund of our Class A Common Stock according to the direction of the employee. The 401(k) Plan permits us each year to match up to the first 6% of such employee's eligible compensation contributed to the plan, subject to certain limitations imposed by the Internal Revenue Service. During 1999, 2000 and 2001, we matched 100% of the first 6% of an employee's eligible compensation contributed to the 401(k) Plan. Effective January 1, 2002, we match 100% of the first 3% of an employee's eligible compensation contributed to the 401(k) Plan.

1996 Performance Award Plan

        We established the 1996 Performance Award Plan, as amended (the "1996 Plan"), to attract, reward and retain talented and experienced officers, other key employees and certain other eligible persons (each, an "Eligible Employee") who may be granted awards from time to time by the Compensation Committee.

        Awards under the 1996 Plan may be in the form of nonqualified and incentive stock options, stock appreciation rights ("SARs"), restricted stock and restricted stock unit awards, performance shares, stock bonuses and cash bonuses.

        The maximum term of options, SARs and other rights to acquire Class A Common Stock granted under the 1996 Plan is 10 years after the initial date of the award. No award under the 1996 Plan can be made after September 20, 2006.

        No more than 37,200,000 shares of Class A Common Stock may be issued in respect of awards under the 1996 Plan (subject to anti-dilution adjustments). The number of shares of Class A Common Stock subject to options and SARs granted to any individual in any calendar year is limited to 2,000,000 and the number of shares of Class A Common Stock that may be subject to awards granted in any calendar year may not exceed 5,500,000.

        Unless approved by the unanimous consent of the Compensation Committee, no award may vest and become exercisable more quickly than 25% per year other than awards granted in lieu of cash bonuses, which may vest and become exercisable at the rate of 50% per year. Generally, awards that are not yet exercisable will terminate upon the date an Eligible Employee is no longer employed by the Company, and those that are exercisable will remain exercisable for a short period of time thereafter.

        As of March 15, 2002, 18,466,570 shares of Class A Common Stock were subject to awards outstanding under the 1996 Plan and 9,451,650 shares remained available for additional award grants under the 1996 Plan.

OPTION GRANTS IN 2001

Name	Number of Securities Underlying Options Granted(#)(a)	% of Total Options Granted to Employees in Last Fiscal Year	Exercise Price Per Share($)	Expiration Date	Grant Date Present Value($)(b)
A. Jerrold Perenchio	N/A	N/A	N/A	N/A	N/A
George W. Blank	150,000	3.9%	35.00	November 2011	2,614,500
Robert V. Cahill	150,000	3.9%	35.00	November 2011	2,614,500
Andrew W. Hobson	150,000	3.9%	35.00	November 2011	2,614,500
C. Douglas Kranwinkle	150,000	3.9%	35.00	November 2011	2,614,500
Ray Rodriguez	200,000	5.2%	35.00	November 2011	3,486,000

(a)
The options vest and become exercisable in four equal annual installments commencing on the first anniversary of the grant date.

(b)
The estimated value was developed solely for the purposes of comparative disclosure in accordance with the rules and regulations of the Securities and Exchange Commission and is not intended to predict future prices of our Class A Common Stock. The estimate was developed using the Black-Scholes option pricing model. The following assumptions were used: dividend yield of 0%; expected volatility of 45.498%; risk-free interest rate of 4.34%; and expected life of six years. The fair value of the options, granted on November 29, 2001, is $17.43.

AGGREGATED OPTION EXERCISES IN 2001 AND
YEAR-END OPTION VALUE

Name	Shares Acquired on Exercise(#)	Value Realized($)	Exercisable/ Unexercisable Number of Securities Underlying Options at FY-End(#)	Exercisable/ Unexercisable Value of Unexercised In-the-Money Options at FY-End ($)(a)
A. Jerrold Perenchio	N/A	N/A	N/A	N/A
George W. Blank	80,000	2,998,652	882,500/387,500	23,150,200/2,587,500
Robert V. Cahill	0	0	312,500/387,500	4,993,625/2,587,500
C. Douglas Kranwinkle	0	0	30,000/240,000	23,550/889,650
Andrew W. Hobson	100,000	3,744,320	962,500/387,500	25,927,000/2,587,500
Ray Rodriguez	300,000	9,448,567	800,000/500,000	19,043,875/3,037,125

(a)
This amount represents solely the difference in the market price of $40.46 on the last trading day of the year, December 31, 2001, of those unexercised options that had an exercise price below such market price (i.e., "in-the-money options") and the respective exercise prices of the options. The exercise price of outstanding options ranges from $5.75 to $45.4375. All options were granted at fair market value. No assumptions or representations regarding the value of such options are made or intended.

UNIVISION STOCK PRICE PERFORMANCE GRAPH*

        The following graph compares our cumulative total stockholder return with those of the S&P Broadcasting Index (TV, Radio & Cable) and the S&P 500 Index for the five fiscal years ending December 31, 2001. The graph assumes that $100 was invested on December 31, 1996 in (1) our Class A Common Stock, (2) the S&P Broadcasting Index (TV, Radio & Cable), and (3) the S&P 500 Index, including in each case, if applicable, reinvestment of dividends. Note: We caution that the stock price performance shown in the graph below should not be considered indicative of potential future stock price performance.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG UNIVISION COMMUNICATIONS INC., THE S & P 500 INDEX
AND THE S & P BROADCASTING (TV, RADIO, CABLE) INDEX

*
$100 INVESTED ON 12/31/1996 IN STOCK OR INDEX- INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING DECEMBER 31.

*
This section of the proxy statement is not incorporated by reference by any general statement incorporating by reference this proxy statement into any of our filings pursuant to the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate this section by reference therein, and shall not be deemed soliciting material or otherwise deemed filed under either such Acts.

SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act requires our officers, directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC and the New York Stock Exchange. These persons are required by regulation of the SEC to furnish us with copies of all Section 16(a) forms they file.

        Based solely on a review of the copies of such forms we received, or written representations from certain reporting persons that no forms were required for those persons, we believe that during 2001 all filing requirements applicable to our officers and directors were met, except that Mr. José A. Bastón Patiño, formerly the Class T Director, filed a Form 5 one day late for the statement period ended December 31, 2000, and Mr. Angoitia filed a late Form 3.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        On December 19, 2001, Univision entered into a series of agreements with Televisa and Venevision which included amendments to our existing Program License Agreements with each of Televisa and Venevision, amendments to Univision's corporate governance documents, a sale of Class A Common Stock to Televisa, the issuance of warrants to both Televisa and Venevision, the acquisition of Televisa's regional music recording company, the Fonovisa Music Group ("Fonovisa"), and a memorandum of understanding to create a joint venture between Univision and Televisa for the introduction of Televisa's pay-TV programming in the U.S. The following is a brief description of the most significant agreements reached by the parties:

  •
  Under the Amended and Restated Program License Agreements (the "Program License Agreements"), Univision's three networks—Univision, TeleFutura and Galavision—will, for an increased license fee, have exclusive U.S. broadcast rights (with certain exceptions) to Televisa and Venevision programming through 2017.

  •
  Televisa and Venevision agreed to amendments to Univision's By-laws that eliminated or modified certain governance rights held by the directors elected by Televisa and Venevision.

  •
  The parties also agreed to amend Univision's Restated Certificate of Incorporation to eliminate the right of the holders of Class T Common Stock and Class V Common Stock to elect additional directors upon a change in federal law increasing the percentage that non-United States citizens may own in companies, such as Univision, that own television stations. See "Restated Certificate of Incorporation."

  •
  In connection with the changes to its charter documents, Univision issued warrants to both Televisa and Venevision to purchase in the aggregate, in the case of Televisa, 9 million shares of our Class T Common Stock and Class A Common Stock and, in the case of Venevision, 2.8 million shares of our Class V Common Stock and Class A Common Stock.

  •
  Televisa purchased $375 million of our Class B Preferred Stock, which automatically converted into 10,594,500 shares of our Class A Common Stock upon receipt of required regulatory approvals.

  •
  Univision agreed to acquire Fonovisa from Televisa for 6 million shares of our Class A Common Stock and 100,000 warrants to purchase our Class A Common Stock. Fonovisa will become a part of our Univision Music Group, which includes a 50% equity ownership interest in Mexican-label Disa Records.

  •
  Televisa and Univision agreed to create a 50/50 joint venture to introduce Televisa's satellite and cable pay-TV programming in the U.S. and to create future channels. Televisa's existing channels include three music video channels and two movie channels.

        The following is a brief summary of the material terms of certain agreements and arrangements between us and one or more of Mr. Perenchio, Televisa and Venevision. All of the agreements, other than the Pay TV letter of intent, have been filed as exhibits to our Annual Report on Form 10-K for the year ended December 31, 2001. The information set forth below does not purport to be and is not a complete summary of all such agreements and arrangements.

Program License Agreements

        Univision has entered into Program License Agreements with both Televisa and Venevision that expire in December 2017. Under these agreements, we have the exclusive right to air in the United States all Spanish-language programming (with certain exceptions) produced by or for Televisa and Venevision. Under the agreements in 2001, we paid to Televisa and Venevision an aggregate net royalty of approximately $125.9 million or 15% of Combined Net Time Sales (time sales from broadcasting, including barter, trade, and television subscription revenues, less advertising commissions, certain special event revenues, music license fees, outside affiliate compensation, time sales relating to advertising sold to Televisa or provided to Venevision, and taxes other than withholding taxes). Under the Program License Agreements, we will continue to pay 15% of such sales for the Univision and Galavision networks and affiliated owned and operated stations in 2002 and each subsequent year, plus for Televisa, 3% of incremental sales over a base amount for 2001 and for Venevision, up to 3% of incremental sales over a base amount for 2001 if Venevision programs contribute 30% or more of Univision's and Galavision's ratings. For the TeleFutura network and affiliated owned and operated stations, Televisa will receive 12% of TeleFutura net time sales (calculated in a manner similar to Combined Net Time Sales) less certain of TeleFutura's other programming costs and Venevision will receive royalties based on the ratings delivered by the Venevision programs broadcast on TeleFutura. The obligations of their respective affiliates have been guaranteed by, in the case of Televisa, Grupo Televisa S.A. and, in the case of Venevision, Corporacion Venezolana de Television, C.A. (VENEVISION).

        Pursuant to the Program License Agreements, Televisa and Venevision have the right to use, without charge, advertising time that we do not sell to advertisers or that we do not use. There are limitations on the ability of Televisa and Venevision to use such time for telemarketing products, and such time may be preempted to the extent sold to a paying advertiser. In addition, Venevision will receive $5 million per year of free non-preemptable advertising, and Televisa will purchase $5 million of non-preemptable advertising per year for its own use. Each of Televisa and Venevision may also purchase for its own use non-preemptable time at the lowest spot rate for the applicable time period. Further, Univision will purchase $5 million per year in non-preemptable advertising from Televisa and receive $5 million per year in non-preemptable advertising from Venevision. During 2001, Televisa and Venevision did not purchase non-preemptable time from Univision, and Univision did not purchase or receive any advertising from Televisa or Venevision.

        We have reached agreement with Televisa and Venevision on our right to license their programs in Puerto Rico commencing in 2002. Before May 2005, we will have a right of first refusal on their programs (subject to preexisting commitments) and we will pay a program performance fee based on the ratings delivered by the licensed programs. After 2005 if we have exercised our option to acquire certain stations and networks in Puerto Rico, our rights will be exclusive in a manner similar to the overall Program License Agreements, and we will pay Televisa 12% of Puerto Rico net time sales (calculated in a manner similar to Combined Net Time Sales) and Venevision the greater of 6% of Puerto Rico net time sales and the amount that a program performance fee based on ratings produced by Venevision programs that the Puerto Rico stations broadcast (but not more than 12% of Puerto Rico net time sales).

International Program Rights Agreement

        We have granted Televisa and Venevision rights to exploit various programming produced by us or our subsidiaries for use on the Univision and Galavision networks on a royalty-free basis. These rights cover all countries outside of the U.S. for programs produced before our initial public offering or that replace such programs ("Grandfathered Programs") and cover Mexico and Venezuela for all other programs. For Grandfathered Programs, the rights described above will revert back to us from Televisa or Venevision when the applicable Program License Agreement terminates. For other programs, Televisa or Venevision's rights revert back to us when that entity owns less than 30% of the Univision securities that it owned on the date of our initial public offering (other than on account of a merger or similar transaction). We have also granted Televisa and Venevision certain rights for Mexico and Venezuela, respectively, to license programs produced by us or our subsidiaries for TeleFutura or other future networks we may own.

Participation Agreement

        Pursuant to a Participation Agreement, Mr. Perenchio, Televisa and Venevision have also agreed that none of them will enter into certain transactions involving Spanish-language television broadcasting or a Spanish-language television network in the U.S. without first offering us the opportunity to acquire a 50% economic interest. The Participation Agreement provides that if we elect to participate in any of these transactions, the offeror party will have substantial control over management of such transaction.

Warrants

        In connection with Mr. Perenchio, Televisa and Venevision's December 1992 acquisition of our predecessors, Televisa and Venevision were issued warrants to purchase Common Stock, of which Televisa and Venevision still retain 2,000 and 27,437,700, respectively. Also, in December 2001, Univision issued additional warrants to purchase 9 million shares of Common Stock to Televisa and 2.8 million shares of Common Stock to Venevision. The 1992 warrants are exercisable for Class T and Class V Common Stock at an exercise price of $0.032195 per share. The 2001 warrants are exercisable for a combination of Class T and Class A Common Stock in the case of Televisa, or Class V and Class A Common Stock in the case of Venevision, at an exercise price of $38.261 per share. At the option of Televisa or Venevision, as the case may be, or if the warrants are not held by Televisa or Venevision or their permitted transferees at the time of exercise, the Class T and Class V Warrants are exercisable for Class A Common Stock. In December 2001, Univision also agreed to issue an additional warrant to purchase 100,000 shares of Class A Common Stock to Televisa, at an exercise price of $38.261 per share, in connection with the Fonovisa transaction. The warrants are not exercisable unless it is lawful for the holder to own the number of shares issuable as a result of such exercise, and such exercise would not violate the Communications Act of 1934, as amended. Subject to applicable securities laws, the warrants are freely transferable. If all warrants issued by us were fully exercised and all voting securities were converted to Class A Common Stock (not including options), Venevision would own approximately 18% of our Common Stock and, assuming the Fonovisa transaction is consummated, Televisa would own approximately 15% of our Common Stock.

Registration Rights Agreement

        We have a Registration Rights Agreement with Mr. Perenchio, Televisa and Venevision, pursuant to which we have agreed to file registration statements covering our securities owned by them. As of March 15, 2002, Mr. Perenchio had the right to demand three registration statements, Venevision had the right to demand two and Televisa had the right to demand one. In addition, we gave these stockholders various piggyback registration rights. In general, we will pay all fees, costs and expenses of any such registration statements.

Reimbursement Arrangements

        Univision reimburses Chartwell Services, Inc. and Chartwell Services New York, Inc., affiliates of Mr. Perenchio (collectively, "Chartwell Services"), for office space used by Univision and related expenses and for compensation of certain Chartwell Services employees who devote time to Univision activities pursuant to agreements entered into between Univision and Chartwell Services. For 2001, Univision

agreed to reimburse Chartwell Services approximately $529,000 for one-half of the salary, benefits and payroll taxes relating to our Vice Chairman and Corporate Secretary, Robert Cahill, and varying portions of the salary, benefits and payroll taxes of support staff. In addition, options for 25,000 shares each of Class A Common Stock were granted during 2001 to two Chartwell Services employees who devoted time to Univision activities. For 2001, Univision agreed to reimburse Chartwell Services approximately $344,000 for office space, transportation and other administrative costs and approximately $46,000 for tickets and related expenses at various sporting events. Pursuant to the agreements between Univision and Chartwell Services, Chartwell Services will continue providing the services subject to such agreement through December 2002, subject to automatic one-year extensions.

        Univision and Mr. Perenchio entered into an agreement in March 2001 with respect to boxing promotion activities. Under that agreement, a subsidiary of Univision was to conduct the activities, any profits were to be divided 70% to Mr. Perenchio and 30% to Univision, and Mr. Perenchio agreed to indemnify Univision for any losses from such activities unless Univision exercised an option to acquire Mr. Perenchio's interest. During 2001, Mr. Perenchio reimbursed Univision in the amount of $3,800,000 in respect of the boxing activity. Mr. Perenchio and Univision are no longer engaged in boxing promotion. Also during 2001, a production company owned by Mr. Perenchio used certain facilities and personnel of Univision in connection with program development pursuant to an understanding that any programs so developed would be offered to Univision. Before year-end Mr. Perenchio reimbursed Univision for the actual cost of such usage in the amount of $6,900,000.

Pay Television Venture

        We have agreed to form a venture with Televisa to engage in the exploitation in the United States of Televisa's pay television channels (but excluding general entertainment channels and novelas). Televisa's existing channels include music video channels and movie channels. The venture will be jointly controlled by Televisa and us, and we have each agreed to fund $20,000,000 in the first three years of the venture.

Share Purchase Agreement

        In December 2001, we entered into a share purchase agreement with Televisa pursuant to which Televisa purchased 375,000 preferred shares in exchange for $375 million. The preferred shares automatically converted into 10,594,500 shares of our Class A Common Stock upon expiration of the waiting period under the HSR Act on February 25, 2002.

Fonovisa Music Group

        We have agreed to acquire Fonovisa from Televisa for six million shares of our Class A Common Stock and 100,000 warrants to purchase our Class A Common Stock (with an exercise price of $38.261 per share). Fonovisa is comprised of four entities (one in the United States, two in Mexico and one in Costa Rica) and will become a part of our Univision Music Group, which includes a 50% ownership stake in Mexican-label Disa Records.

Amendment to By-Laws

        Before the December 2001 amendments to our Amended and Restated By-laws, we were not able to enter into various transactions without the approval of one or both of the directors elected by the holders of the Class T Common Stock and Class V Common Stock. Thus, the approval of both the Class T and Class V directors was required for: (1) a merger, consolidation or other business combination or reorganization, (2) the sale of substantially all of our assets, (3) the issuance, with limited exceptions, of any equity securities, (4) the payment of dividends so long as Televisa or Venevision owned any warrants for our stock, (5) any increase in the size of our Board of Directors, (6) engaging in any business transaction outside of the ordinary course of business, or (7) the dissolution, liquidation or termination of

Univision. In addition, the approval of one of these directors was required before we could (a) acquire or dispose of assets for a price of more than $50 million, (b) dispose of any interest in a television station that broadcasts in the Spanish language in any of the top 15 Hispanic markets in the United States, (c) incur debt above certain levels, (d) produce or acquire certain programming under certain conditions, (e) enter into transactions with Mr. Perenchio or any of his affiliates or (f) employ or set the compensation or severance for individuals that had been employed or affiliated with Mr. Perenchio, Televisa or Venevision.

        These restrictions were modified in December 2001. For example, the approval of both the Class T and Class V directors is no longer required for a merger, consolidation, reorganization or sale of substantially all of our assets or liquidation, if the transaction is approved by a majority of the Board and 60% of shares outstanding (treating all shares as having a single vote for these purposes) unless, other than in connection with a change of control, the rights of holders of Class T and/or Class V Common Stock would be adversely affected, in which case, the approval of the Class T and/or Class V director would be required. In addition, dividends can be paid so long as warrant holders receive an equivalent payment on their underlying shares. The only limitation on issuance of equity is that without the approval of both the Class T and Class V directors, we cannot issue in one or more related transactions shares that would (1) have voting rights representing 10% or more of the votes of our outstanding Class A Common Stock, which is not applicable in a merger, consolidation, acquisition or other consolidation or an underwritten offering, (2) have more than one vote per share or any special voting rights other than the right to elect one director to the Board, or (3) would result in a change of control or be issued to someone already in control. The approval of both the Class T and Class V directors is also required, with certain limited exceptions, for transactions between Univision and Mr. Perenchio and to increase the size of our Board to 12 or more directors.

        The approval of one of the Class T or Class V directors is still required, with certain minor exceptions, only for the disposition of one of our networks or a station affiliated with one of the networks that is located in the top 15 Hispanic markets, or if we desire to employ or hire as a consultant for a salary of $100,000 or more anyone who has been employed by Televisa or Venevision during the prior 30 months.

RESTATED CERTIFICATE OF INCORPORATION

        At the Annual Meeting stockholders will be asked to approve a Restated Certificate of Incorporation (the "Restated Certificate") that amends and restates the previously restated Certificate of Incorporation filed October 2, 1996, as amended (the "Prior Certificate"). The principal changes of the Restated Certificate are summarized below. The following summary is qualified in its entirety by the full text of the Restated Certificate, a copy of which is included as Appendix A to this proxy statement.

        Under the Prior Certificate the holders of the Class T Common Stock and Class V Common Stock were each entitled to elect one director and one alternate director, provided that if federal law were changed to allow a greater percentage of the Company's stock to be owned by non-U.S. citizens, the number of directors to be elected by each class would be increased. The holders of Class A Common Stock and Class P Common Stock were entitled to elect six directors, so the size of the Board was set at eight directors.

        In connection with the agreements that were entered into in December 2001 (see "Certain Relationships and Related Transactions"), the holders of the Class T Common Stock and Class V Common Stock agreed to amend the Prior Certificate so that the holders of each class would only have the right to elect one director, whether or not there was a change in the federal law on foreign ownership. Contemporaneously, the Board amended the By-laws to provide for a floating number of directors between eight and eleven, fixing the number at the present time at eight. This will give the Board the ability to add one or more additional members if it is appropriate to do so.

        The Restated Certificate amends the Prior Certificate to eliminate the right of the holders of the Class T Common Stock and Class V Common Stock to elect additional directors upon a change in the federal law limiting the amount of stock that can be owned by non-U.S. citizens and reflects all of the amendments to the original Certificate of Incorporation of the Company that have been made since the Company went public in 1996.

        The holders of the Class P, Class T and Class V Common Stock have all indicated that they intend to vote in favor of the adoption of the Restated Certificate.

        Because stockholders will be asked to approve the Restated Certificate, which will modify the Class T and the Class V Common Stock, we incorporate by reference herein Items 7, 7A, 8 and 9 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2001, which is filed with the Securities and Exchange Commission. Also, we did not pay any dividends in 2001, and no dividends are payable at present on any of the Common Stock of Univision.

        The Board recommends a vote FOR the adoption of the Restated Certificate

FINANCIAL AND OTHER INFORMATION

        Our Annual Report to Stockholders for the fiscal year ended December 31, 2001 and our Annual Report on Form 10-K for the fiscal year ended December 31, 2001 (including any financial statements and schedules, and a list of any exhibits not contained therein) are enclosed with this proxy statement. The exhibits to the 10-K are available to any stockholder who submits a written request to the Secretary, at 1999 Avenue of the Stars, Suite 3050, Los Angeles, California 90067 and provides payment of charges that approximate our cost of reproduction.

ACCOUNTANTS' FEES

        Arthur Andersen LLP:

    Audit and review fees for the year 2001: $587,000

    Financial Information Systems Design and Implementation Fees: $0

    Fees primarily related to acquisitions: $543,530

    All Other Fees for services rendered during 2001: $1,076,255

        Our Audit Committee determined that Arthur Andersen LLP's provision of services for all non-audit fees in 2001 is compatible with maintaining its independence.

INDEPENDENT PUBLIC ACCOUNTANTS

        Our stockholders are not being asked to ratify an independent public accountant at this time, as we have not, as of the date of this proxy statement, formally selected an independent public accountant to audit our financial statements for 2002.

        We expect Arthur Andersen LLP representatives, who audited our 2001 financial statements, to be present at the meeting and to be available to respond to appropriate questions from stockholders. Such representatives will be given an opportunity to make a statement if they desire.

STOCKHOLDER PROPOSALS

        We must receive proposals of stockholders intended to be presented at the 2003 meeting of stockholders at our principal executive offices not later than December 9, 2002 for inclusion in our proxy statement and form of proxy relating to the meeting.

OTHER MATTERS

        The Board knows of no matters to be presented for action by the stockholders at the meeting other than those described in this proxy statement. Unless otherwise indicated, if any other matter is properly brought before the meeting and may be properly acted upon, the persons named in the accompanying form of proxy will be authorized by such proxy to vote the proxies thereon in accordance with their best judgment.

By Order of the Board of Directors,
Robert V. Cahill Corporate Secretary
April 8, 2002

APPENDIX A

RESTATED
CERTIFICATE OF INCORPORATION
of
UNIVISION COMMUNICATIONS INC.

        UNIVISION COMMUNICATIONS INC., a Delaware corporation, hereby certifies as follows:

        1.    The name of the Corporation is UNIVISION COMMUNICATIONS INC. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on April 30, 1992. The original name of the Corporation was Perenchio Communications, Inc.

        2.    This Restated Certificate of Incorporation of UNIVISION COMMUNICATIONS INC. amends and restates the provisions of the Restated Certificate of Incorporation of the Corporation, as amended, and was duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware and by the stockholders in accordance with Section 242 of the General Corporation Law of the State of Delaware.

        3.    The text of the Restated Certificate of Incorporation is hereby amended and restated to read in its entirety as follows:

        FIRST: The name of the Corporation is UNIVISION COMMUNICATIONS INC.

        SECOND: The registered office of the Corporation in the State of Delaware is located at: 1013 Centre Road, Wilmington, County of New Castle 19805. The registered agent of the Corporation at that address is the Corporation Service Company.

        THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "GCL").

        FOURTH: The Corporation shall have the authority to issue 492,000,000 shares of Common Stock, par value $.01 per share, divided into the following classes:

  (i)
  300,000,000 shares of Class A Common Stock (the "Class A Common Stock");

  (ii)
  96,000,000 shares of Class P Common Stock (the "Class P Common Stock");

  (iii)
  48,000,000 shares of Class T Common Stock (the "Class T Common Stock"); and

  (iv)
  48,000,000 shares of Class V Common Stock (the "Class V Common Stock" and together with the Class A Common Stock, the Class P Common Stock and the Class T Common Stock, the "Common Stock").

        The Corporation shall also have the authority to issue 10,000,000 shares of Preferred Stock, par value $.01 per share (the "Preferred Stock").

I. Common Stock

        Except as otherwise provided by law or by this Restated Certificate of Incorporation, each of the shares of the Common Stock shall be identical in all respects, including with respect to dividends and upon liquidation.

        (i)    Stock Dividends; Stock Splits.

          (a)  A dividend of Common Stock on any share of Common Stock shall be declared and paid only in an equal per share amount on the then outstanding shares of each class of Common Stock and only in shares of the same class of Common Stock as the shares on which the dividend is being declared and paid. For example, if and when a dividend of Class A Common Stock is declared and paid to the then outstanding shares of Common Stock: (1) the dividend of Class A Common Stock shall be paid solely to the outstanding shares of Class A Common Stock; and (2) a dividend of Class P Common Stock, Class T Common Stock, and Class V Common Stock shall similarly be declared and paid in an equal per share amount solely to the then outstanding shares of Class P Common Stock, Class T Common Stock, and Class V Common Stock, respectively.

          (b)  If the Corporation shall in any manner subdivide or combine, or make a rights offering with respect to, the outstanding shares of Class A Common Stock, Class P Common Stock, Class T Common Stock, or Class V Common Stock, the outstanding shares of the other classes of Common Stock shall be proportionally subdivided or combined, or a rights offering shall be made, in the same manner and on the same basis as the outstanding shares of Class A Common Stock, Class P Common Stock, Class T Common Stock, or Class V Common Stock, as the case may be, that have been subdivided or combined or made subject to a rights offering.

        (ii)    Voting Rights.

          (a)  The holders of the Class A Common Stock, the Class T Common Stock, and the Class V Common Stock shall have one (1) vote for each share held, whereas, the holders of the Class P Common Stock shall have ten (10) votes for each share held; provided, however, that during any time period that A. Jerrold Perenchio is Incapacitated, the Class P Common Stock shall only have one (1) vote per share.

          (b)  Members of the Board of Directors of the Corporation shall be elected as set forth in Section III of this Article FOURTH.

          (c)  Article III, Section 2 and Article III, Section 12 of the Bylaws shall not be amended by action of the stockholders without (i) unless a Class T Voting Conversion has occurred, the approval of holders of a majority of the outstanding Class T Common Stock (voting as a separate class) and (ii) unless a Class V Voting Conversion has occurred, the approval of holders of a majority of the outstanding Class V Common Stock (voting as a separate class).

        (iii)    Conversion Rights.

          (a)  Voluntary Conversion. Each share of Class P Common Stock, Class T Common Stock, and Class V Common Stock shall be convertible into one fully paid and non-assessable share of Class A Common Stock at any time at the option of the holder thereof.

          (b)  Automatic Conversion. Each share of Class P Common Stock, Class T Common Stock, and Class V Common Stock shall convert automatically into one fully paid and non-assessable share of Class A Common Stock upon its Transfer (as defined below) to any party other than a Permitted Transferee (as defined below) of the holder thereof. Each share of Class P Common Stock shall convert automatically into one fully paid and non-assessable share of Class A Common Stock upon the death of A. Jerrold Perenchio or when the Class P Holders (as defined below) own less than the Required Amount (as defined below).

          (c)  Unconverted Shares. If less than all of the shares of Class P Common Stock, Class T Common Stock, or Class V Common Stock are converted under subparagraph (a) or (b) above, and such shares are evidenced by a certificate surrendered to the Corporation in accordance with procedures as the Board of Directors may determine, representing shares in excess of the shares being converted, the Corporation shall execute and deliver to or upon the written order of the holder of such certificate, without charge to the holder, a new certificate evidencing the number of shares of Class P Common Stock, Class T Common Stock, or Class V Common Stock, as the case may be, not converted.

          (d)  Reservation. The Corporation hereby reserves and shall at all times reserve and keep available, out of its authorized and unissued shares of Class A Common Stock, to effect conversions,

  such number of duly authorized shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class P Common Stock, Class T Common Stock, and Class V Common Stock. The Corporation covenants that all of the shares of Class A Common Stock so issuable shall, when so issued, be duly and validly issued, fully paid, and non-assessable, and free from liens and charges with respect to the issue. The Corporation will take all such action as may be necessary to assure that all such shares of Class A Common Stock may be so issued without violation of any applicable law or regulation.

        (iv)    Elimination of Class Rights.

          (a)  Class T Common Stock. Upon the occurrence of a Class T Voting Election (as defined below), the rights of the Class T Holders to vote as a separate class with respect to any matter (except as required by law) shall cease and be eliminated. The "Class T Voting Election" shall be conclusively deemed to have occurred upon receipt by the secretary of the Corporation of a written consent signed by the record holders of a majority of the outstanding shares of Class T Common Stock electing to eliminate the voting rights of the Class T Common Stock as provided in the preceding sentence and such election shall be irrevocable. Additionally, if at any time the Class T Holders own (or would own upon exercise of any warrants to purchase Class T Common Stock) less than the Class T Required Amount (a "Class T Voting Event", and together with a Class T Voting Election, a "Class T Voting Conversion"), the rights of the Class T Holders to vote as a separate class with respect to any matter (except as required by law) shall cease and be eliminated. From and after a Class T Voting Conversion, the Class T Holders shall vote together as a class with the holders of the Class A Common Stock and the Class P Common Stock (and, if a Class V Voting Conversion has occurred, the Class V Holders), except as required by law.

          (b)  Class V Common Stock. Upon the occurrence of a Class V Voting Election (as defined below), the rights of the Class V Holders to vote as a separate class with respect to any matter (except as required by law) shall cease and be eliminated. The "Class V Voting Election" shall be conclusively deemed to have occurred upon receipt by the secretary of the Corporation of a written consent signed by the record holders of a majority of the outstanding shares of Class V Common Stock electing to eliminate the voting rights of the Class V Common Stock as provided in the preceding sentence and such election shall be irrevocable. Additionally, if at any time the Class V Holders own (or would own upon exercise of any warrants to purchase Class V Common Stock) less than the Class V Required Amount (a "Class V Voting Event", and together with a Class V Voting Election, a "Class V Voting Conversion"), the rights of the Class V Holders to vote as a separate class with respect to any matter (except as required by law) shall cease and be eliminated. From and after a Class V Voting Conversion, the Class V Holders shall vote together as a class with the holders of the Class A Common Stock and the Class P Common Stock (and, if a Class T Voting Conversion has occurred, the Class T Holders), except as required by law.

II. Preferred Stock.

        The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of this Restated Certificate of Incorporation and the Bylaws, by resolution or resolutions of the Board of Directors, from time to time to provide for the issuance of the shares of the Preferred Stock in one or more series and to establish the number of shares to be included in each such series and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

        The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

          (i)    The number of shares constituting that series and the distinctive designation of that series;

          (ii)  The dividend rate, if any, on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

          (iii)  Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

          (iv)  Whether that series shall be subject to conversion or exchange, and, if so, the terms and conditions of such conversion or exchange, including provision for adjustment of the conversion or exchange rate in such events as the Board of Directors shall determine;

          (v)  Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the type and amount of consideration per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

          (vi)  Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

          (vii) The rights, if any, of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

          (viii)Any other relative rights, preferences and limitations, if any, of that series.

III. Election of Directors

        The Directors of the Corporation shall be elected as follows:

          (i)    The holders of the Class A Common Stock and the Class P Common Stock, voting together as a separate class, shall be entitled to elect a number of directors (and alternate directors) equal to the then authorized number of directors that constitutes the Entire Board, less the number of directors that the holders of the Class T Common Stock and the Class V Common Stock are entitled to elect pursuant to Sections III(ii) and (iii). The directors that the holders of the Class A Common Stock and the Class P Common Stock have the right to elect hereunder are referred to as the "Class A/P Director(s)" and the alternate directors that the holders of the Class A Common Stock and Class P Common Stock have the right to elect hereunder are referred to as the "Class A/P Alternate Director(s)." The holders of the Class A Common Stock and the Class P Common Stock, voting together as a separate class, shall also have the sole right to remove any Class A/P Director or Class A/P Alternate Director without cause. Any vacancy in the office of a Class A/P Director or Class A/P Alternate Director or any newly created Class A/P directorship or alternate directorship shall be filled solely by (x) the holders of the Class A Common Stock and the Class P Common Stock (and if a Class T Voting Conversion or a Class V Voting Conversion has occurred, the Class T Common Stock or Class V Common Stock, as the case may be), voting together as a separate class, or (y) a majority of the remaining Class A/P Directors or the sole remaining Class A/P Director.

          (ii)  Unless a Class T Voting Conversion has occurred, the holders of the Class T Common Stock, voting as a separate class, shall be entitled to elect one (1) director and one (1) alternate director. The director that the holders of the Class T Common Stock have the right to elect hereunder is referred to as the "Class T Director," and the alternate director that the holders of the Class T Common Stock have the right to elect hereunder is referred to as the "Class T Alternate Director." Unless a Class T Voting Conversion has occurred, the holders of the Class T Common Stock, voting as a separate class, shall also have the sole right to remove any Class T Director or Class T Alternate Director without cause. Any vacancy in the office of a Class T Director or Class T Alternate Director shall be filled solely by (x) the holders of the Class T Common Stock, voting as a separate class, or (y) the Class T

  Director unless a Class T Voting Conversion has occurred. At such time as a Class T Voting Conversion has occurred, the Class T Director and Class T Alternate Director shall be redesignated as a Class A/P Director and a Class A/P Alternate Director, respectively, and the number of Class A/P Directors (and Class A/P Alternate Directors) shall be increased by one.

          (iii)  Unless a Class V Voting Conversion has occurred, the holders of the Class V Common Stock, voting as a separate class, shall be entitled to elect one (1) director and one (1) alternate director. The director that the holders of the Class V Common Stock have the right to elect hereunder is referred to as the "Class V Director," and the alternate director that the holders of the Class V Common Stock have the right to elect hereunder is referred to as the "Class V Alternate Director." Unless a Class V Voting Conversion has occurred, the holders of the Class V Common Stock, voting as a separate class, shall also have the sole right to remove any Class V Director or Class V Alternate Director without cause. Any vacancy in the office of a Class V Director or Class V Alternate Director shall be filled solely by (x) the holders of the Class V Common Stock, voting as a separate class, or (y) the Class V Director unless a Class V Voting Conversion has occurred. At such time as a Class V Voting Conversion has occurred, the Class V Director and Class V Alternate Director shall be redesignated as a Class A/P Director and a Class A/P Alternate Director, respectively, and the number of Class A/P Directors (and Class A/P Alternate Directors) shall be increased by one.

IV. Certain Definitions

        As used in this Restated Certificate of Incorporation, the following terms have the meanings indicated:

        "Affiliate" means any person or entity directly or indirectly controlling or controlled by or under direct or indirect common control with another Person.

        "Alien" shall have the meaning given to such term from time to time under the Communications Act.

        "Class P Holders" means (i) A. Jerrold Perenchio, and/or (ii) any Permitted Transferee of A. Jerrold Perenchio.

        "Class T Holders" means (i) Grupo Televisa, S.A., and/or (ii) any Permitted Transferee of Grupo Televisa, S.A.

        "Class V Holders" means (i) Gustavo A. Cisneros and Ricardo J. Cisneros (the "Cisneros Brothers") and/or (ii) any Permitted Transferee of the Cisneros Brothers.

        "Communications Act" means the Communications Act of 1934, and the rules, regulations, decisions and written policies of the Federal Communications Commission thereunder (as the same may be amended from time to time).

        "Entire Board" means that number of directors of the Corporation which would be in office if there are no vacancies on the Board of Directors and no unfilled newly created directorships.

        "Incapacitated" with respect to A. Jerrold Perenchio means that a conservator of the estate with respect to A. Jerrold Perenchio has been appointed under the provisions of Section 1800 et. seq. of the California Probate Code (or similar provision under the applicable law of the state where A. Jerrold Perenchio is then domiciled) and that such conservatorship has not been rescinded.

        "Participation Agreement" means that certain Participation Agreement entered into among A. Jerrold Perenchio, Grupo Televisa, Ricardo and Gustavo Cisneros and Venevision, dated as of October 2, 1996, as such agreement may be amended and modified or supplemented.

        "Permitted Transferee" means

    (i)
    any entity all of the equity (other than a de mimimus amount and directors' qualifying shares) of which is directly or indirectly owned by the transferor and that is not an Affiliate of any other Person;

    (ii)
    in the case of a transferor who is an individual, (a) such transferor's spouse and lineal descendants, (b) subject to Article FOURTH, Section I(iii)(b) in the case of A. Jerrold Perenchio, such transferor's personal representatives and heirs, (c) any trustee of any trust created primarily for the benefit of any, some or all of such spouse and lineal descendants (but which may include beneficiaries which are charities) or of any revocable trust created by such transferor, (d) subject to Article FOURTH, Section I(iii)(b) in the case of A. Jerrold Perenchio, following the death of such transferor, all beneficiaries under either such trust, (e) the transferor, in the case of a transfer from any Permitted Transferee back to its transferor and (f) any entity all of the equity of which is directly or indirectly owned by any of the foregoing which is not an Affiliate of any Person other than the Person described in clauses (a)-(e) above; and

    (iii)
    (a) in the case of the Class P Common Stock, A. Jerrold Perenchio, (b) in the case of the Class T Common Stock, Grupo Televisa S.A. and its wholly-owned subsidiaries and (c) in the case of Class V Common Stock, the Cisneros Brothers. For the purposes of this definition, if an entity is directly or indirectly owned by either of the Cisneros Brothers, it shall be deemed owned by both of them.

        "Person" means an individual, a corporation, a partnership, an association, a limited liability company or a trust or other entity.

        "Required Amount" means,

    (i)
    in the case of the Class P Holders, a number of shares of Class P Common Stock equal to 30% of the Class P Base Amount. The "Class P Base Amount" shall be equal to 88,286,948 shares (as adjusted for the two-for-one stock split effected January 12, 1998 and the two-for-one stock split effected August 11, 2000) of Class P Common Stock, but shall be increased to give effect to stock dividends and stock splits and shall be decreased to give effect to reverse stock splits and repurchases by the Corporation of Class P Common Stock approved by the Board of Directors in accordance with the Bylaws;

    (ii)
    in the case of the Class T Holders, a number of shares of Class T Common Stock equal to 30% of the Class T Base Amount. The "Class T Base Amount" shall be equal to 45,260,276 shares (as adjusted for the two-for-one stock split effected January 12, 1998 and the two-for-one stock split effected August 11, 2000) of Class T Common Stock, but shall be increased to give effect to stock dividends and stock splits and shall be decreased to give effect to reverse stock splits and repurchases by the Corporation of Class T Common Stock and Warrants to purchase Class T Common Stock approved by the Board of Directors in accordance with the Bylaws; and

    (iii)
    in the case of the Class V Holders, a number of shares of Class V Common Stock equal to 30% of the Class V Base Amount. The "Class V Base Amount" shall be equal to 45,260,276 shares (as adjusted for the two-for-one stock split effected January 12, 1998 and the two-for-one stock split effected August 11, 2000) of Class V Common Stock, but shall be increased to give effect to stock dividends and stock splits and shall be decreased to give effect to reverse stock splits and repurchases by the Corporation of Class V Common Stock and Warrants to purchase Class V Common Stock approved by the Board of Directors in accordance with the Bylaws.

        "Transfer" means any direct or indirect sale, pledge, hypothecation, delegation or other transfer, whether voluntary or involuntary and whether by merger or other operation of law, other than a bona fide pledge of shares to secure financing; provided that a foreclosure on such pledged shares shall constitute a Transfer. An indirect Transfer includes, without limitation, the transfer of a direct or indirect interest in an owner of Common Stock but shall exclude (x) transfers of interests in Grupo Televisa, S.A., or any other entity whose common equity is publicly traded and whose business does not primarily consist of ownership of Common Stock; and (y) a transfer to any purchaser of all of the television media business of the Cisneros Brothers which includes the Class V Common Stock and Warrants to purchase Class V Common Stock; provided that such purchaser agrees to be bound by the terms of the Participation Agreement.

        FIFTH: The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

        The directors need not be elected by written ballot unless required by the bylaws of the Corporation.

        In the event that any Class A/P Director is absent from any meeting of the Board of Directors (or any committee thereof of which such director is a member) for any reason, then the Class A/P Directors present at such meeting, respectively, may designate one Class A/P Alternate Director to act at such meeting of the Board of Directors (or committee thereof) in place of each of the Class A/P Directors who are absent from such meeting. In the event that any of the Class A/P Directors, the Class T Director or the Class V Director is absent from a meeting of the Board of Directors, then each of the Class A/P Alternate Directors, the Class T Alternate Director or the Class V Alternate Director (each an "Alternate Director" and collectively the "Alternate Directors"), as the case may be, who is present at such meeting may act in place of one of the Class A/P Directors, the Class T Director or the Class V Director, as the case may be, who is absent from such meeting. If, pursuant to the foregoing provisions of this paragraph, an Alternate Director is designated to act or is entitled to act in the place of a Class A/P Director, the Class T Director or the Class V Director who is absent from a meeting of the Board of Directors (or any committee thereof), then, while so acting at such meeting, such Alternate Director shall have and may exercise all of the rights, duties, privileges and powers of the Class A/P Director, Class T Director or Class V Director, as the case may be, in whose place such Alternate Director is acting, including, without limitation, the right to vote at such meeting, and while so acting at such meeting such Alternate Director shall be deemed a Class A/P Director, Class T Director or Class V Director, as the case may be, and shall be counted as a Class A/P Director, Class T Director or Class V Director, as the case may be, for the purpose of determining whether a quorum is present at such meeting. Except when attending and acting in the place of a director at a meeting of the Board of Directors (or any committee thereof) pursuant to the foregoing provisions of this subparagraph and except as otherwise provided in the Bylaws, an Alternate Director shall not be entitled to attend, or vote at, any meeting of the Board of Directors or any committee thereof and shall not be counted as a member of the Board of Directors for the purpose of determining whether a quorum is present at any meeting of the Board of Directors; provided, however, a Class T Alternate Director or Class V Alternate Director shall always be entitled to attend (but not vote at) meetings of the Board (but not committees thereof) along with such Class T Director or Class V Director, as the case may be.

        SIXTH: For the purpose of monitoring compliance with the Alien Entity ownership restrictions of the Communications Act, the Corporation shall, as promptly as practicable after shares of Common Stock are first held by more than 100 holders of record, implement the following procedures:

          (i)    The Corporation shall maintain separate stock records with respect to all classes of stock (other than the Class T Common Stock and the Class V Common Stock): a domestic record covering non-Alien Entity stockholders and a foreign record covering Alien Entity stockholders. Every certificate representing shares of stock (other than shares of Class T Common Stock and Class V Common Stock and Class A Common Stock owned by Grupo Televisa, S.A. or its Affiliates (collectively, "Televisa") or by Venevision Investments LLC or its Affiliates or its Permitted Transferees (collectively, "Venevision")) determined to be owned of record or beneficially or voted by or for the account of, or otherwise controlled directly or indirectly by, an Alien Entity shall be marked "Foreign Share

  Certificate". Every certificate (other than for shares of Class T Common Stock and the Class V Common Stock and Class A Common Stock owned by Televisa or Venevision) issued and not marked "Foreign Share Certificate" shall be marked "Domestic Share Certificate."

          (ii)  Any holder of shares of any Class or series of stock of the Corporation (other than Televisa and Venevision) that are owned of record or beneficially or voted by or for the account of, or otherwise controlled directly or indirectly by, an Alien Entity shall deliver any Domestic Share Certificates representing such shares to the Corporation to be replaced by Foreign Share Certificates.

          (iii)  Any holder of Foreign Share Certificates representing shares of any class or series of stock of the Corporation (other than Televisa and Venevision) that are not owned of record or beneficially or voted by or for the account of, or otherwise controlled directly or indirectly by, an Alien Entity may deliver such Foreign Share Certificates to the Corporation to be replaced by Domestic Share Certificates. Any delivery of Foreign Share Certificates pursuant to this paragraph must be accompanied by an affidavit in form and substance reasonably satisfactory to the Corporation stating that the shares of stock of the Corporation represented by the Foreign Share Certificate are not owned of record or beneficially or voted by or for the account of, or otherwise controlled directly or indirectly by, an Alien Entity.

        The Corporation shall have the right to determine, by vote of the Board of Directors or in conformity with regulations prescribed by the Board of Directors, (i) whether any person is an Alien Entity, (ii) whether any shares of stock of the Corporation are owned of record or beneficially or voted by or for the account of, or otherwise controlled directly or indirectly by, Alien Entities and (iii) whether any affidavit delivered pursuant to paragraph (c) of this Article SIXTH is false.

        SEVENTH: For purposes of Article SIXTH and this Article SEVENTH:

          (i)    "Alien Entity" means any individual not a citizen of the United States of America; any partnership or limited liability company controlled by Aliens; a foreign government; a corporation, joint-stock company or association organized under the laws of a foreign country; any other corporation controlled by Aliens; and any corporation, joint-stock company, partnership, limited liability company, trust, association or other entity controlled directly or indirectly by one or more of the above.

          (ii)  "Disqualified Holder" shall mean any holder of outstanding shares of any class or series of stock of the Corporation (other than Televisa and Venevision) whose holding of such stock, either individually or when taken together with the holding of shares of any class or series of stock of the Corporation by any other holders, may result, in the judgment of the Board of Directors, in the loss of, or the failure to secure the reinstatement of, any license or franchise from any governmental agency held by the Corporation or any of its subsidiaries to conduct any portion of the business of the Corporation or any of its subsidiaries.

          (iii)  "Fair Market Value" of a share of any class or series of stock of the Corporation shall mean the average Closing Price for such a share for each of the 45 most recent days on which shares of stock of such class or series shall have been traded preceding the day on which notice of redemption shall be given pursuant to paragraph (d) of this Article SEVENTH; provided, however, that if shares of stock of such class or series are not traded on any securities exchange or in the over-the-counter market, "Fair Market Value" shall be determined by the Board of Directors in good faith. "Closing Price" on any day means the reported closing sales price or, in case no such sale takes place, the average of the reported closing bid and asked prices on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended, on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing sales price or bid quotation for such stock on the National Association of Securities Dealers, Inc. Automated Quotation System or any similar system then in use, or if no such prices or quotations are available, the fair market value on the day in question as determined by the Board of Directors in good faith.

          (iv)  "Redemption Date" shall mean the date fixed by the Board of Directors for the redemption of any shares of stock of the Corporation pursuant to this Article SEVENTH.

          (v)  "Redemption Securities" shall mean any debt or equity securities of the Corporation, any of its subsidiaries or any other corporation, or any combination thereof, having such terms and conditions as shall be approved by the Board of Directors and which, together with any cash to be paid as part of the redemption price, in the opinion of any nationally recognized investment banking firm selected by the Board of Directors (which may be a firm which provides other investment banking, brokerage or other services to the Corporation), has a value, at the time notice of redemption is given pursuant to paragraph (d) of this Article SEVENTH, at least equal to the price required to be paid pursuant to paragraph (a) of this Article SEVENTH (assuming, in the case of Redemption Securities to be publicly traded, such Redemption Securities were fully distributed and subject only to normal trading activity).

        Notwithstanding any other provision of this Restated Certificate of Incorporation to the contrary, outstanding shares of any class or series of stock of the Corporation held by a Disqualified Holder shall always be subject to redemption by the Corporation, by action of the Board of Directors, or in conformity with regulations prescribed by the Board of Directors to the extent necessary to prevent the loss or secure the reinstatement of any license or franchise from any governmental agency held by the Corporation or any of its subsidiaries to conduct any portion of the business of the Corporation or any of its subsidiaries, which license or franchise is conditioned upon some or all of the holders of the Corporation's stock possessing prescribed qualifications. The terms and conditions of such redemption shall be as follows:

          (a)  the redemption price of the shares to be redeemed pursuant to this Article SEVENTH shall be equal to the lesser of (i) the Fair Market Value of such shares or (ii) if such shares were purchased by such Disqualified Holder within one year of the Redemption Date, such Disqualified Holder's purchase price for such shares;

          (b)  the redemption price of such shares may be paid in cash, Redemption Securities or any combination thereof;

          (c)  if less than all the shares held by Disqualified Holders are to be redeemed, the shares to be redeemed and the identity of the Disqualified Holders from whom shares will be redeemed shall be selected in such manner as shall be determined by the Board of Directors or in conformity with regulations prescribed by the Board of Directors, which may include selection first of the most recently purchased shares thereof, selection by lot, selection based upon failure to comply with Article SIXTH of the Restated Certificate of Incorporation or selection in any other manner determined by the Board of Directors or in conformity with regulations prescribed by the Board of Directors, which determination shall be conclusive;

          (d)  at least 30 days written notice of the Redemption Date shall be given to the record holders of the shares selected to be redeemed (unless waived in writing by any such holder), provided that the Redemption Date may be the date on which written notice shall be given to such record holders if cash, Redemption Securities or a combination thereof sufficient to effect the redemption shall have been deposited in trust for the benefit of such record holders and subject to immediate withdrawal by them upon surrender of the stock certificates for their shares to be redeemed;

          (e)  from and after the Redemption Date, any and all rights of whatever nature, of the holders of shares so called for redemption (including without limitation any rights to vote or participate in dividends declared on stock of the same class or series as such shares), shall cease and terminate and such owners shall thenceforth be entitled only to receive the cash, Redemption Securities or combination thereof payable in respect of such redemption; and

          (f)    such other terms and conditions as the Board of Directors shall determine.

        The Board of Directors, by a vote which includes, in addition to any other required vote of directors, the affirmative vote of the Class T Director (so long as a Class T Voting Conversion has not occurred) or the Class V Director (so long as a Class V Voting Conversion has not occurred), shall be authorized at any time and from time to time to adopt such other provisions as the Board of Directors may deem necessary or desirable to avoid violation of the provisions of Section 310(b) of the Communications Act as now in effect or as it may hereafter from time to time be amended, and to carry out the provisions of Articles SIXTH and SEVENTH of this Restated Certificate of Incorporation; provided that no such provision shall result in shares owned by Televisa or Venevision being subject to redemption under this Article SEVENTH.

        EIGHTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to make, amend and repeal the Bylaws; provided no such amendment made by the Board of Directors may adversely affect the rights accorded under the Bylaws to the holders of the Class T Common Stock or the Class V Common Stock that affect such class differently from the other classes of Common Stock of the Corporation without (i) so long as a Class T Voting Conversion has not occurred, the affirmative vote of the Class T Director and (ii) so long as a Class V Voting Conversion has not occurred, the affirmative vote of the Class V Director, as the case may be.

        NINTH: The Corporation reserves the right to amend or repeal any provision contained in this Restated Certificate of Incorporation in the manner prescribed herein and by the laws of the State of Delaware; provided that no amendment may adversely affect the rights accorded to the holders of the Class T Common Stock or the Class V Common Stock which affect such class differently from the other classes of Common Stock of the Corporation without the affirmative vote or consent of the holders of a majority of the outstanding shares of Class T Common Stock or Class V Common Stock, as the case may be. All rights granted herein are subject to this reservation.

        TENTH: A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that exemption from such liability or limitation thereof is not permitted under the GCL as the same exists or may hereafter be amended. Any repeal or modification of the foregoing provision of this Article TENTH shall not adversely affect any right or protection of a director of the Corporation in respect of any act or omission occurring prior to the time of such repeal or modification. The provisions of this Article TENTH shall not be deemed to limit or preclude indemnification of a director by the Corporation for any liability as a director that has not been eliminated by the provisions of this Article TENTH.

        ELEVENTH: (i) Each person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative, or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action or inaction in an official capacity or in any other capacity while serving as a director, officer, employee or agent of the Corporation or such other enterprise (each, an "Indemnified Person"), shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the laws of the State of Delaware, as the same exist or may hereafter be amended, or by other applicable law as then in effect, against all costs, charges, expenses, liabilities and losses (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent of the Corporation or such other enterprise and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that the Corporation shall not be required to indemnify a person (x) in connection with a proceeding (or part thereof) initiated by such person if the initiation of the proceeding (or part thereof) was not authorized by the Board of Directors of the Corporation or (y) if such person has not met the applicable standard of conduct set forth in the GCL, as the same exists or hereafter may be amended. Such determination shall be made (a) by a majority vote of the directors who are not parties to such action, suit or proceeding ("Disinterested Directors"), even though less than a quorum, or (b) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (c) by the stockholders. Expenses incurred by an Indemnified Person in defending any such proceeding shall be paid by the Corporation in advance of its final disposition; provided, however, that, if the GCL requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

          (ii)  If a claim under paragraph (i) of this Article ELEVENTH is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. In any such action, the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law. Neither the failure of the Corporation (including the Disinterested Directors, its independent legal counsel and its stockholders) to have made a determination that indemnification of the claimant is proper in the circumstances because he/she has met the applicable standard of conduct set forth in the GCL, as the same exists or hereafter may be amended, nor the fact that there has been an actual determination by the Corporation (including the Disinterested Directors, its independent legal counsel and its stockholders) that the claimant has not met such applicable standard of conduct, shall create a presumption that the claimant has not met the applicable standard of conduct.

          (iii)  The right to indemnification and the right to payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in paragraph (i) of this Article ELEVENTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Restated Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise. All rights to indemnification under this Article ELEVENTH shall be deemed to be a contract between the Corporation and each director, officer, employee or agent of the Corporation who serves or served in such capacity at any time while this Article ELEVENTH is in effect. Any repeal or modification of this Article ELEVENTH shall not in any way diminish any rights to indemnification of such director, officer, employee or agent or the obligations of the Corporation arising hereunder with respect to any action, suit or proceeding arising out of, or relating to, any actions, transactions or facts occurring prior to the final adoption of such modification or repeal.

          (iv)  The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability, loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under Delaware law.

          (v)  To the extent that any director, officer, employee or agent of the Corporation is by reason of such position, or a position with another entity at the request of the Corporation, a witness in any action, suit or proceeding, he or she shall be indemnified against all costs and expenses actually and reasonably incurred by him or her or on his or her behalf in connection therewith.

          (vi)  The Corporation may enter into agreements with any director, officer, employee or agent of the Corporation providing for indemnification to the full extent permitted by Delaware law.

          (vii) If this Article ELEVENTH or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each person entitled to indemnification under the first paragraph of this Article ELEVENTH as to all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such person and for which indemnification is available to such person pursuant to Article ELEVENTH to the full extent permitted by any applicable portion of this Article ELEVENTH that shall not have been invalidated and to the full extent permitted by applicable law.

        TWELFTH: To the maximum extent permitted by law, subject to the obligations of the parties (the "Principals") to that certain Participation Agreement and their Affiliates under the Transaction Agreements (as defined in the Participation Agreement), the Principals, their respective Affiliates and the shareholders, officers, directors and employees of the Principals and their respective Affiliates (i) may engage in any activity, including but not limited to competing with the Corporation and its subsidiaries, (ii) may acquire, own, broker, lease or operate any business and (iii) shall not be under any obligation to communicate or present any opportunity or potential transaction or matter to the Corporation or its subsidiaries.

        IN WITNESS WHEREOF, UNIVISION COMMUNICATIONS INC. has caused this certificate to be signed by A. Jerrold Perenchio, its Chairman, and attested to by Robert V. Cahill, its Secretary, this    day of            , 2002.

UNIVISION COMMUNICATIONS INC.

By:
Name:	A. Jerrold Perenchio
Title:	Chairman
Attest:

By:

Name:	Robert V. Cahill
Title:	Secretary

UNIVISION COMMUNICATIONS INC.
PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR ANNUAL MEETING OF STOCKHOLDERS
MAY 22, 2002

        I/We hereby appoint Robert V. Cahill, George W. Blank and C. Douglas Kranwinkle, or any of them, as Proxies, with full power of substitution, to represent me (us) and to vote all of my (our) shares of Class A Common Stock of Univision Communications Inc. (the "Company"), on all matters which may come before the 2002 Annual Meeting of Stockholders of the Company and any adjournments thereof. Said Proxies are directed to vote as hereafter indicated.

        Proxies will vote in accordance with their judgement in connection with the transaction of such other business as may properly come before the meeting or any adjournment thereof.

        This Proxy, when properly executed, will be voted in the manner directed hereon. If no direction is made, it will be voted "FOR" the election as Class A/P Directors of all the individuals identified in the accompanying Proxy Statement, as the Class A/P Board nominees, and "FOR" the adoption of the Restated Certificate of Incorporation of the Company.

(Continued and to be signed on the other side.)

UNIVISION COMMUNICATIONS INC. P.O. BOX 11405 NEW YORK, N.Y. 10203-0405

\/    DETACH PROXY CARE HERE    \/

☐	Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.				☒ Votes must be indicated (x) in Black or Blue ink.
	1. ELECTION OF CLASS A/P DIRECTORS								FOR	AGAINST	ABSTAIN
	FOR ALL	☐	WITHHOLD FOR ALL	☐	*EXCEPTIONS	☐	2.	PROPOSAL to adopt the Restated Certificate of Incorporation of the Company	☐	☐	☐
	Nominees: A. Jerrold Perenchio, Harold Gaba, Alan F. Horn, John G. Perenchio, Ray Rodriguez, Juan Villalonga							To change your address, please mark this box.			☐
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)
*Exceptions

SCAN LINE
Please sign exactly as your name appears hereon. When signing in a representative capacity, please give full title.
Date Share Owner sign here	Co-Owner sign here

QuickLinks

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS May 22, 2002
UNIVISION COMMUNICATIONS INC. 1999 Avenue of the Stars, Suite 3050 Los Angeles, California
PROXY STATEMENT
GENERAL
VOTING POWER
VOTES REQUIRED
Quorum
Counting of Votes
BOARD OF DIRECTORS Election of Directors
Nominees for Election as Class A/P Directors
Nominees for Election as Class T and Class V Directors and Alternate Directors
Directors' Compensation
Board of Directors Meetings
Board Committees
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
Base Salary
Bonus Compensation
Equity-Based Compensation
The Deductibility of Executive Compensation
AUDIT COMMITTEE REPORT
SUMMARY TABLE OF EXECUTIVE COMPENSATION
EMPLOYMENT AGREEMENTS AND ARRANGEMENTS
OPTION GRANTS IN 2001
AGGREGATED OPTION EXERCISES IN 2001 AND YEAR-END OPTION VALUE
UNIVISION STOCK PRICE PERFORMANCE GRAPH
COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN* AMONG UNIVISION COMMUNICATIONS INC., THE S & P 500 INDEX AND THE S & P BROADCASTING (TV, RADIO, CABLE) INDEX
SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
RESTATED CERTIFICATE OF INCORPORATION
FINANCIAL AND OTHER INFORMATION
ACCOUNTANTS' FEES
INDEPENDENT PUBLIC ACCOUNTANTS
STOCKHOLDER PROPOSALS
OTHER MATTERS
APPENDIX A RESTATED CERTIFICATE OF INCORPORATION of UNIVISION COMMUNICATIONS INC.